Exhibit 99.1

Mecklermedia Corporation Announces Change in Ticker Symbol to “MECK”

(New York, NY - August 22, 2014) – Mecklermedia Corporation (OTCQX:MECK), today announces that the ticker symbol for Mecklermedia’s common stock, which is quoted on the OTCQX, will be changed to MECK from MBIS, effective at the open of business on August 25, 2014. This change is being made in conjunction with the previously announced change in the company’s name to Mecklermedia Corporation from Mediabistro Inc.

About Mecklermedia

Mecklermedia (OTCQX: MBIS) is the producer of conferences including Inside 3D Printing, Inside Bitcoins, and AllFacebook Marketing Conference. Mecklermedia produces over 25 conferences annually. The Mecklermedia news sites and newsletters, including Inside Bitcoins News, 3D Printing Industry, and Allfacebook.de provide up-to-date coverage on emerging industries to help drive business forward.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mecklermedia competes; the unpredictability of Mecklermedia's future revenues, expenses, cash flows and stock prices; Mecklermedia's ability to successfully conduct its business after the sale of its Mediabistro assets to Prometheus Global Media; Mecklermedia's ability to maintain its listing on OTCQX and comply with additional laws and regulations applicable to companies the securities of which are not listed on a national securities exchange; the market liquidity for the company's common stock; and the ability to sell the company's common stock in the secondary market.  For a more detailed discussion of such risks and uncertainties, refer to Mecklermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mecklermedia assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mecklermedia press releases can be found online at:

http://www.mecklermedia.com/about